SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2007

CONSOLIDATED CONTAINER COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-88157	75-2825338
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3101 Towercreek Parkway, Suite 300 Atlanta, GA	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 742-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	— OTHER EVENTS.

On March 8, 2007, Consolidated Container Company LLC (“CCC”) issued a press release announcing that in connection with its previously announced tender offers (the “Offers”) and consent solicitations to purchase for cash any and all of the outstanding 10 3/4% Senior Secured Discount Notes due 2009 (the “Senior Discount Notes”) of CCC and Consolidated Container Capital, Inc. (“Capital”) and any and all of the outstanding 10 1/8% Senior Subordinated Notes due 2009 of CCC and Capital (the “Senior Subordinated Notes,” and together with the Senior Discount Notes, the “Notes”) it has (i) received the requisite consents and tenders for the proposed amendments to the indentures governing the Notes, (ii) extended the consent date for the Offers and (iii) increased the cash consideration at which it will purchase the Senior Subordinated Notes. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

ITEM 9.01	— FINANCIAL STATEMENTS AND EXHIBITS

The exhibit listed below and in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K.

EXHIBIT NO.	TITLE
99.1	Press Release of Consolidated Container Company LLC issued March 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CONTAINER COMPANY LLC

By:	/s/ Richard P. Sehring
Name:	Richard P. Sehring
Title:	Chief Financial Officer

Date: March 9, 2007

INDEX TO EXHIBITS

EXHIBIT NO.	TITLE
99.1	Press Release of Consolidated Container Company LLC issued March 8, 2007.